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                                                                       EXHIBIT B

                                     BY-LAWS

                                       OF

                     THE NEW AMERICA HIGH INCOME FUND, INC.

                             A Maryland Corporation

                         Amended as of October 17, 2002


                            ARTICLE I - STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders of THE NEW AMERICA HIGH INCOME FUND, INC. (the "Corporation") shall be held on a date fixed from time to time by the Board of Directors within the thirty-one (31) day period commencing April 1 of each year. An annual meeting may be held at the time and at any place within or outside of the State of Maryland as may be determined by the Board of Directors as shall be designated in the notice of the meeting. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Articles of Incorporation (for purposes hereof, references to the "Articles of Incorporation" shall be deemed to mean and include all amendments and/or restatements thereof) or these By-Laws. Notwithstanding the foregoing, no annual meeting of the stockholders shall be held in any year in which:

          (a) the election of directors is not required to be acted upon by the stockholders under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          (b) an annual meeting is not otherwise required under the rules and regulations of the principal exchange on which the Corporation's securities are then traded.

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     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of Incorporation, may be held at any place within or outside the State of Maryland, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, at the request in writing of stockholders entitled to cast at least twenty-five percent
(25)% of the votes entitled to be cast at the meeting delivered to the Secretary at the principal offices of the Corporation and upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation), or as otherwise provided in the Articles of Incorporation.

     Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. A written request of a stockholder for the holding of a special meeting shall state the purpose or purposes of the proposed meeting.

     No business other than that specified in the notice of meeting shall be transacted at any special meeting.

     SECTION 3. NOTICE OF MEETINGS. Written notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, at least ten (10) days but not more than ninety (90) days prior to the date designated for the meeting (except as


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otherwise specified in the Articles of Incorporation). Such notice may be given by any means (including electronic means) permitted under Maryland law.

     The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

     SECTION 4. QUORUM. Except as otherwise provided by statute or by the Articles of Incorporation, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast at the meeting shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by a majority of votes cast except for the election of directors which shall be decided by a plurality of votes cast. In the absence of a quorum, the stockholders present in person or by proxy at the meeting, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of a majority that may be required by the laws of the State of Maryland, the 1940 Act or other applicable statute, the Articles of Incorporation or these By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in


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person or by proxy, holders of the number of shares of stock of the Corporation required for action upon such other matter or matters.

     SECTION 5. ADJOURNMENT. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than one-hundred twenty (120) days after the original record date.

     SECTION 6. ORGANIZATION. At every meeting of the stockholders, the Chairman of the Board, if any, or in his absence or inability to act or if there is no Chairman of the Board, the President, or in his absence or inability to act, a Vice President designated by the President, or in the absence or inability to act of the Chairman of the Board, the President and all Vice Presidents, a chairman chosen by the stockholders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

     SECTION 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 8. VOTING. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one
(1) vote for every share of stock (and a proportionate fractional interest for each such fractional share) standing in his name on the records of the Corporation as of the record date determined pursuant to Section 9 of this
Article I.

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     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him as proxy in any manner permitted under Maryland law, including (a) written authorization executed by the stockholder or the stockholder's agent or (b) transmission via telephonic or any other electronic means (including over the internet) of authorization to the person or persons authorized to act as proxy or to any other person designated to receive authorization on behalf of such person or persons. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

     SECTION 9. FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS ENTITLED TO VOTE AT MEETING. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

         SECTION 10. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots

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or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

     SECTION 11. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as provided in the next paragraph of this Section 11, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if an unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter is filed with the records of stockholders' meetings.

     The holders of any class of stock of the Corporation, other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders' meeting if the Corporation gives notice of the action to each stockholder not later than ten (10) days after the effective time of the action.

     SECTION 12. ADVANCE NOTICE OF MATTERS TO BE PRESENTED AT AN ANNUAL MEETING OF STOCKHOLDERS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting as set forth below. To be properly brought before an annual meeting, such business must
(1) be specified in the notice of the



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meeting (or any supplement thereto) given by the Corporation pursuant to Section
3 of Article I of these Bylaws, or (2) be brought before the meeting by or under the direction of the Board of Directors (or the Chairman of the Board or the President), or (3) be properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, such stockholder's notice must be received by the Secretary at the principal offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the annual meeting; provided, however, that in the event that during the prior year the Corporation did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the first anniversary of the prior year's annual meeting (other than as a result of adjournment), then such stockholder's notice must be received by the Secretary at the principal offices of the Corporation not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. For purposes of this section, "public announcement" includes disclosure in a press release provided to the Dow Jones News Services, Associated Press or another national news service or in a document filed by the Corporation with the Securities and Exchange Commission that is publicly available. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation

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which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the authority, if the facts warrant, to determine that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 13. DIRECTOR NOMINATIONS FOR ELECTION AT STOCKHOLDER MEETINGS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders or at a special meeting of stockholders as to which the notice of meeting provides for election of directors, by or under the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or under the direction of the Board of Directors or by any nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. In the event that such stockholder's notice pertains to an annual meeting of stockholders, to be timely, such


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stockholder's notice must meet the criteria for timeliness specified in Section
12 of this Article I for stockholder submission of matters to be considered at an annual meeting. In the event that such stockholder's notice pertains to a special meeting of stockholders, to be timely, such stockholder's notice must be received by the Secretary at the principal offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made. For purposes of this section, "public announcement" has the same meaning as in Section 12 of this Article I. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and
(ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     The chairman of the meeting shall have the authority, if the facts warrant, to determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                         ARTICLE II - BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority

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of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Articles of Incorporation or by these By-Laws.

     SECTION 2. NUMBER, ELECTION AND TERM OF DIRECTORS. Subject to the Articles of Incorporation, the number of directors and the directorships to be filled by vote of the holders of particular classes of stock, if applicable, to the exclusion of other classes of stock, shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article II, and each director elected shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation. Any vacancy created by an increase in directors may be filled in accordance with Section 5 of this Article II and the terms of the Articles of Incorporation. Except as provided in the Articles of Incorporation, no reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 4 of this Article II at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

     SECTION 3. RESIGNATION. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

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     SECTION 4. REMOVAL OF DIRECTORS. Any director of the Corporation may be removed by the stockholders having the power to elect such director, with or without cause, by a vote of a majority of the votes entitled to be cast for the election of such director, subject to the terms of the Articles of Incorporation.

     SECTION 5. VACANCIES. Subject to the provisions of the 1940 Act and the Articles of Incorporation, any vacancies in the Board of Directors, whether arising from the death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by the Board of Directors pursuant to the vote of the majority of all directors then in office and by a separate vote of a majority of the directors who were elected by the class of stockholders, if applicable, that elected the director whose death, resignation or removal caused the vacancy, provided that no vacancy or vacancies shall be filled by action of the remaining directors if, after the filling of the vacancy or vacancies, fewer than two-thirds (2/3) of the directors then holding office shall have been elected by the stockholders of the Corporation. Except as provided in the Articles of Incorporation, a majority of the entire Board may fill a vacancy that results from an increase in the number of directors. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors, a special meeting of the stockholders shall be held for the purpose of filling the vacancy or vacancies. Except as provided in the Articles of Incorporation, any director appointed by the Board of Directors to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor has been elected and qualifies or until his earlier resignation or removal. Except as provided in the Articles of Incorporation, any director elected by the stockholders to fill a vacancy shall hold office for the balance of the term of the

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director whose death, resignation or removal occasioned the vacancy and until a successor has been elected and qualified or until his earlier resignation or removal.

     SECTION 6. PLACE OF MEETINGS. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

     SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at the time and place determined by the Board of Directors.

     SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by two (2) or more directors of the Corporation or by the Chairman of the Board or the President.

     SECTION 9. NOTICE OF MEETINGS. Notice of each meeting of the Board of Directors shall be given by the Secretary or any Assistant Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone or other form of electronic communication (including over the internet) at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

     SECTION 10. WAIVER OF NOTICE OF MEETINGS. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

     SECTION 11. QUORUM AND VOTING. Except as otherwise expressly required by statute, the Corporation's Articles of Incorporation, these By-Laws, the 1940 Act or any other applicable statute, one-third (1/3), but not fewer than two
(2), of the members of the entire Board of

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Directors shall be present in person at any meeting of the Board so as to constitute a quorum for the transaction of business at the meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

     SECTION 12. ORGANIZATION. The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

     SECTION 13. COMMITTEES. The Board of Directors may designate one (1) or more committees of the Board of Directors, each consisting of two (2) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when

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required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

     SECTION 14. WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     SECTION 15. TELEPHONE CONFERENCE. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting, subject to the provisions of the 1940 Act.

     SECTION 16. COMPENSATION. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting. A Director Emeritus shall be entitled to receive compensation and reimbursement of expenses incurred in connection with attendance at Board meetings, if any, as may be fixed by the Board of Directors from time to time.

     SECTION 17. DIRECTOR EMERITUS. A director who has reached the age of 72 years may resign as director and elect the status of Director Emeritus provided that the director has served for ten years on the Board of Directors. No person may be appointed director or be nominated for election as director for a term in which such person would have reached 75 years of age;


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however, a director who would be subject to this limitation and has served for ten years as a member of the Board of Directors may elect status as a Director Emeritus. The foregoing provisions shall not be deemed to restrict a director's ability to resign from the Board of Directors. A director who has resigned and elected Director Emeritus status shall not be and shall not act in any capacity as a director of the Corporation for purposes of the Articles of Incorporation, these By-Laws, Maryland law or federal securities laws. A Director Emeritus shall serve for a maximum of five years. A Director Emeritus shall be given notice of each meeting of the Directors, provided that a failure to give such notice shall not affect the validity of any such meeting or any action taken during such meeting; a Director Emeritus may attend and speak at each meeting of the Directors subject to such limitations as the Directors may from time to time adopt; however, a Director Emeritus shall have no voting rights and shall not be under a duty to manage or direct the business and affairs of the Corporation. A Director Emeritus shall not be deemed to stand in a fiduciary relation to the Corporation and shall not be responsible for discharging the duties of a director or exercising the diligence, care or skill which a director would ordinarily be required to exercise under applicable law. A Director Emeritus shall not be counted for any purpose in determining whether a quorum exists for any meeting of the Directors. In addition, a Director Emeritus shall be indemnified to the full extent that an officer or director of the Corporation may be indemnified under the Articles of Incorporation, these By-Laws, Maryland law and federal securities laws.

                             ARTICLE III - OFFICERS

     SECTION 1. NUMBER AND QUALIFICATIONs. The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one (1) or more Vice Presidents and may also


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appoint any other officers it deems necessary or proper. Any two (2) or more offices may be held by the same person. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws. Such other officers shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

     SECTION 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

     SECTION 3. REMOVAL OF OFFICER. Any officer of the Corporation may be removed by the Board of Directors with or without cause at any time. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, of the Corporation shall not of itself create contract rights.

     SECTION 4. VACANCIES. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to the office.

     SECTION 5. COMPENSATION. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

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     SECTION 6. BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

     SECTION 7. PRESIDENT. The President shall be the chief executive officer of the Corporation. In the absence or inability of the Chairman of the Board to act (or if there is none) the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation and delegate any of the foregoing powers.

     SECTION 8. VICE PRESIDENT. Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.

     SECTION 9. TREASURER. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and in general he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the President.


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     SECTION 10. SECRETARY. The Secretary shall:

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

          (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     SECTION 11. DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                               ARTICLE IV - STOCK

     SECTION 1. STOCK CERTIFICATES. The Certificates representing shares of the Corporation's stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the

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Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation.
Any or all of the signatures or the seal on the certificate may be facsimiles.
In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

     SECTION 2. STOCK LEDGER. There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the stockholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.

     SECTION 3. TRANSFERS OF SHARES. Subject to the Articles of Incorporation, transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law or the Articles of Incorporation, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, for purposes of the right to receive dividends or other distributions and to vote as the

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owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

     SECTION 4. REGULATIONS. The Board of Directors may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     SECTION 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate representing the shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

     SECTION 6. FIXING OF RECORD DATE FOR DIVIDENDS, DISTRIBUTIONS, ETC. The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of

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any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

     SECTION 7. INFORMATION TO STOCKHOLDERS AND OTHERS. Any stockholder of the Corporation or his agent may inspect and copy during the Corporation's usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

                    ARTICLE V - INDEMNIFICATION AND INSURANCE

     SECTION 1. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

          (a) The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.


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          (b) Employees and agents who are not officers or directors of the
     Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the 1940 Act.

          (c) References in this Article are to the Maryland General Corporation Law and to the 1940 Act as from time to time amended. No amendment of these By-Laws shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

          (d) Nothing herein shall protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     SECTION 2. OTHER RIGHTS. The indemnification provided by this Article V shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to hold the relevant office or position and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 3. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or


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was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such.

                                ARTICLE VI - SEAL

     The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the word "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.

                            ARTICLE VII - FISCAL YEAR

     SECTION 1. FISCAL YEAR. The Corporation's fiscal year shall be fixed by the Board of Directors.

     SECTION 2. ACCOUNTANT.

          (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants of national reputation to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. Such independent public accountant or firm of independent public accountants is referred to herein as the "Accountant." The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

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          (b) A majority of the members of the Board of Directors who are not
     "interested persons" as that term is defined in the 1940 Act of the Corporation shall select the Accountant at any meeting held within thirty
     (30) days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year.

          (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons" of the Corporation, as that term is defined in the 1940 Act, at a meeting called for the purpose of voting on such action.

                      ARTICLE VIII - CUSTODY OF SECURITIES

     SECTION 1. EMPLOYMENT OF A CUSTODIAN. The Corporation shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) (herein the "Custodian") all funds, securities and similar investments owned by the Corporation, except to the extent that margin for futures transactions are held by a futures commission merchant, as permitted by the Securities and Exchange Commission's Division of Investment Management. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the 1940 Act and the rules of the Securities and Exchange Commission thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

     SECTION 2. TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the


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Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                             ARTICLE IX - AMENDMENTS

     The Board of Directors, and not the stockholders, shall have the exclusive power to make, alter, amend or repeal the By-laws of the Corporation.



                          Adopted, November 19, 1987, as amended on
                          January 27, 1988, February 7, 1989, March 1, 1989,
                          February 15, 1996, February 19, 1997,
                          January 18, 1999, February 17, 2000, February 14, 2002 and October 17, 2002.












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